Exhibit 99.1

Contact:  Walter H. Hasselbring, III
                 (815) 432-2476
IF BANCORP, INC. ANNOUNCES RESULTS FOR FIRST QUARTER
OF FISCAL YEAR 2026 (UNAUDITED)

Watseka, Illinois, October 31, 2025 - IF Bancorp, Inc. (NASDAQ: IROQ) (the “Company”) the holding company for Iroquois Federal Savings and Loan Association (the “Association”), announced unaudited net income of $1.4 million, or $0.43 per basic and diluted share, for the three months ended September 30, 2025, compared to $633,000, or $0.20 per basic and diluted share, for the three months ended September 30, 2024.
“While we are excited about the strategic alliance with ServBank that we announced yesterday, we continue to work hard at improving our financial results.  The quarterly results move our profitability in the right direction as demonstrated by the expansion of our net interest margin.  The continued repricing of our loan portfolio and funding mix in the current interest rate environment has contributed to the bottom line,” said Walter H. “Chip” Hasselbring, Chief Executive Officer.
For the three months ended September 30, 2025, net interest income was $6.2 million compared to $4.8 million for the three months ended September 30, 2024.  Interest income increased to $11.1 million for the three months ended September 30, 2025, from $10.9 million for the three months ended September 30, 2024.  Interest expense decreased to $4.9 million for the three months ended September 30, 2025, from $6.1 million for the three months ended September 30, 2024.  We recorded a credit to our provision for credit losses of $42,000 in the three months ended September 30, 2025, compared to a provision for credit losses of $382,000 in the three months ended September 30, 2024.  Noninterest income decreased to $1.1 million for the three months ended September 30, 2025, from $1.4 million for the three months ended September 30, 2024.  Noninterest expense increased to $5.5 million for the three months ended September 30, 2025, from $5.0 million for the three months ended September 30, 2024.  For the three months ended September 30, 2025, income tax expense totaled $512,000 compared to $218,000 for the three months ended September 30, 2024.
Total assets at September 30, 2025 were $862.3 million compared to $887.7 million at June 30, 2025.  Cash and cash equivalents decreased to $8.0 million at September 30, 2025, from $20.1 million at June 30, 2025.  Investment securities increased to $189.8 million at September 30, 2025, from $187.8 million at June 30, 2025.  Net loans receivable decreased to $619.3 million at September 30, 2025, from $633.6 million at June 30, 2025.  Deposits decreased to $680.3 million at September 30, 2025, from $721.3 million at June 30, 2025.  The large decrease in deposits was due to approximately $59.3 million in deposits from a public entity that collects real estate taxes that were withdrawn during the three months ended September 30, 2025, when tax monies were distributed.  Total borrowings, including repurchase agreements, increased to $87.3 million at September 30, 2025 from $72.9 million at June 30, 2025.  Stockholders’ equity increased to $84.5 million at September 30, 2025 from $81.8 million at June 30, 2025.  Equity increased primarily due to a decrease of $1.8 million in accumulated other comprehensive loss , net of tax, net income of $1.4 million, and ESOP and stock equity plan activity of $167,000, partially offset by the accrual of approximately $670,000 in dividends to our stockholders.  The decrease in accumulated other comprehensive loss was primarily due to a decrease in unrealized depreciation on available-for-sale securities, net of tax.
IF Bancorp, Inc. is the savings and loan holding company for Iroquois Federal Savings and Loan Association.  The Association, originally chartered in 1883 and headquartered in Watseka, Illinois, conducts its operations from seven full-service banking offices located in Watseka, Danville, Clifton, Hoopeston, Savoy, Champaign and Bourbonnais, Illinois and a loan production office in Osage Beach, Missouri.  The principal activity of the Association’s wholly owned subsidiary, L.C.I. Service Corporation, is the sale of property and casualty insurance.

This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.
 The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions, including changes in interest rates, the imposition of tariffs or other domestic or international governmental policies and retaliatory responses, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; the effects of the federal government shutdown; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Selected Income Statement Data
(Dollars in thousands, except per share data)
	For the Three Months Ended September 30,
	2025	2024
	(unaudited)
Interest income	$11,092	$10,913
Interest expense	4,909	6,092
Net interest income	6,183	4,821
Provision (credit) for credit losses	(42)	382
Net interest income after provision (credit) for credit losses	6,225	4,439
Noninterest income	1,142	1,408
Noninterest expense	5,463	4,996
Income before taxes	1,904	851
Income tax expense	512	218

Net income	$1,392	$633

Earnings per share (1)
Basic	$0.43	$0.20
Diluted	0.43	0.20
Weighted average shares outstanding (1)
Basic	3,238,462	3,220,717
Diluted	3,238,462	3,220,717

footnotes on following page
Performance Ratios
	For the Three Months Ended September 30, 2025	For the Year Ended June 30, 2025
	(unaudited)
Return on average assets	0.64%	0.49%
Return on average equity	6.69%	5.52%
Net interest margin on average interest earning assets	2.97%	2.47%

Selected Balance Sheet Data
(Dollars in thousands, except per share data)
	At September 30, 2025	At June 30, 2025
	(unaudited)
Assets	$862,332	$887,659
Cash and cash equivalents	8,027	20,092
Investment securities	189,824	187,753
Net loans receivable	619,282	633,603
Deposits	680,264	721,258
Federal Home Loan Bank borrowings, repurchase agreements and other borrowings	87,254	72,919
Total stockholders’ equity	84,522	81,837
Book value per share (2)	25.22	24.42
Average stockholders’ equity to average total assets	9.56%	8.83%

Asset Quality
(Dollars in thousands)
	At September 30, 2025	At June 30, 2025
	(unaudited)
Non-performing assets (3)	$1,057	$211
Allowance for credit losses	6,491	6,627
Non-performing assets to total assets	0.12%	0.02%
Allowance for credit losses on loans to total loans	1.04%	1.04%

(1)  Shares outstanding do not include ESOP shares not committed for release.
(2)  Total stockholders’ equity divided by shares outstanding of 3,351,526 at both September 30, 2025, and at June 30, 2025.
(3)  Non-performing assets include non-accrual loans, loans past due 90 days or more and accruing, and foreclosed assets held for sale.